Exhibit 16.1

BDO Dunwoody LLP

January 10, 2006

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the second and third paragraphs of Item 4 included in the Current Report on Form 8-K dated January 10, 2006 of Gastar Exploration Ltd. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ BDO DUNWOODY LLP

BDO Dunwoody LLP

Cc:	J. Russell Porter

Gastar Exploration Ltd.